Exhibit 23.5

CONSENT OF KIPPSDESANTO & CO

We hereby consent to (i) the use of our opinion letter dated February 17, 2026 to the Air Industries Group (“AIR”) board of directors included in Annex B to the proxy statement/prospectus, which forms a part of amendment No. 1 to the registration statement on Form S-4 (the “Registration Statement”) relating to the proposed merger of AIR and Tenax Aerospace Acquisition, LLC, and (ii) the references to such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ KIPPSDESANTO & CO
KIPPSDESANTO & CO

October 2, 2026